EXHIBIT 10.1
------------



      ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTERESTS
      -----------------------------------------------------------

     THIS ASSIGNMENT (this "Assignment") is made and entered into as of the 14th day of August, 2003, by and between ERI REGENTS CREST, INC., a Delaware corporation ("Assignor"), and AMLI RESIDENTIAL PROPERTIES, LLC, a Delaware limited liability company ("Assignee").


                               RECITALS
                               --------

     A. Assignor is the sole limited partner in AMLI at Regents Crest, L.P., a Delaware limited partnership (the "Partnership"), pursuant to that certain Agreement of Limited Partnership of AMLI at Regents Crest, L.P., dated as of December 29, 1998, as amended (the "Partnership Agreement"; capitalized terms used herein and not defined herein shall have the meanings given them in the Partnership Agreement).

     B. The Partnership owns real property located in Overland Park, Kansas, upon which the Partnership owns, operates and manages an apartment community known as Amli at Regents Crest (the "Community").

     C. Assignor desires to assign and Assignee desires to acquire all of Assignor's right, title and interest in Assignor's limited partnership interests in the Partnership (the "Assigned Interests") and all interests, rights and obligations under the Partnership Agreement with respect to the Assigned Interests only, as hereinafter provided.

           NOW, THEREFORE, in consideration of the foregoing Recitals, and the warranties and mutual covenants set forth herein, Assignor and Assignee hereby agree as follows:

           1. ASSIGNMENT OF ASSIGNED INTERESTS. Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee, free and clear from any liens, encumbrances or defects of title, and Assignee hereby accepts, acquires and takes assignment and delivery of, the Assigned Interests, including, but not limited to, all right, title and interest in and to the properties (real and personal), capital, cash flow distributions, profits and losses of the Partnership relating or allocable to the Assigned Interests.

           2. PURCHASE PRICE. In consideration of the sale, assignment, transfer, conveyance and delivery of the Assigned Interests, upon the execution hereof Assignee shall (a) pay to Assignor cash in the amount of $17,826,160, determined in accordance with Schedule A hereto and as adjusted in accordance with Section 4 below (the "Purchase Price") and (b) assume existing mortgage debt on the Community allocable to the Assigned Interests outstanding as of the Effective Date. The Purchase Price shall be paid not later than 11:00 a.m., Chicago time, on the Effective Date by wire transfer to such account as shall be provided in writing by Assignor.

           3. EFFECTIVE DATE. The assignment herein made is effective as of the date of this Assignment (the "Effective Date"). For all periods up to, but not including, the Effective Date, that portion of the net profits or net losses of the Partnership that are allocable to the Assigned Interests in accordance with the Partnership Agreement shall be credited, charged or distributed, as the case may be, to Assignor and not to Assignee and, for all periods from and after the Effective Date, that portion of the net profits or net losses of the Partnership allocable to the Assigned Interests shall be credited, charged or distributed, as the case may be, to Assignee and not to Assignor.

     4.    PRORATIONS.

           (a) On or prior to October 31, 2003, Assignor and Assignee shall agree upon the prorations set forth in this Section 4. Any payments owing as a result of such prorations shall be made as soon as reasonably practicable after such agreement is reached. For purposes of making the prorations, the Effective Date shall belong to Assignee and all prorations hereinafter provided to be made as of the Effective Date shall each be made as of the end of the day before the Effective Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of the Effective Date shall be credited or charged to Assignee and the portion thereof applicable to periods ending immediately prior to the Effective Date shall be credited or charged to Assignor.

                 1. TAXES AND ASSESSMENTS. General real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Community for all tax periods through and including the then current calendar year or other current tax period (collectively, "Taxes") not yet due and payable shall be prorated; provided, however, that an initial estimated proration of Taxes for all periods prior to the Effective Date has been reflected in the Purchase Price as set forth on Schedule A hereto. If a final tax bill for any period is available prior to the proration under this Section 4(a), the Taxes for such period shall be allocated on a fair and equitable basis according to this Section 4(a) as a final proration, with a final and complete proration of Taxes for all other tax periods, for which final tax bills are not available prior to the proration under this Section 4(a), to be made pursuant to Section 4(b); provided, that, if the final tax bills for all periods are available prior to the proration under this Section 4(a), the Taxes and all other items to be prorated shall be allocated on a fair and equitable basis according to this Section 4(a) as a final proration.

                 2. REVENUES. All revenues and income, including, but not limited to, collected rent and other collected income (and any applicable state or local tax on rent) under apartment leases in effect on the Effective Date, shall be prorated. Assignee and AMLI Residential Properties, L.P., a Delaware limited partnership ("AMLI"), agree to make all reasonable efforts to collect, and to cause the Partnership to collect, any rents applicable to the period prior to the Effective Date. Any prepaid rents for the period on or after the Effective Date shall be credited to Assignee.

                 3. UTILITIES. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Effective Date shall be prorated. The Partnership shall endeavor to obtain meter readings on the day before the Effective Date, and if such readings are obtained, the proration of such items shall be based upon such readings.

                 4. FEES AND CHARGES UNDER SERVICE CONTRACTS. Fees and charges under contracts for the provision of services to the Partnership based upon the periods to which such service contracts relate shall be prorated.

                 5. DEBT SERVICE. All costs and expenses related to the outstanding debt obligations of the Partnership, including interest expense and amortization of the principal balance, shall be prorated.

                 6. EXPENSES. All other costs and expenses of the Partnership not otherwise specifically set forth in this
           Section 4(a) shall be prorated.

                 7. DEPOSITS. Non-refundable deposits held by the Partnership which would be available for distribution to the Partners if the Partnership were to be liquidated shall be prorated.

           (b) If a final proration with respect to any Taxes cannot be made under this Section 4 on or before October 31, 2003, then Assignee and Assignor agree to perform a final proration of such Taxes and any other remaining undetermined items on a fair and equitable basis as soon as the applicable tax bills for such tax periods are available, with final adjustment to be made as soon as reasonably possible thereafter. Payments in connection with the final adjustment shall be made as soon as reasonably practicable after such final adjustment is agreed upon.

           (c) Assignor shall have reasonable access to, and the right to inspect and audit, the Partnership's books to confirm the prorations. Any such audit shall be at Assignor's sole cost and expense; provided, however, that in the event any such audit reveals an underpayment to Assignor in excess of $5,000, then Assignee shall pay for the cost and expense of such audit.

     5. REPRESENTATIONS OF ASSIGNOR. Assignor hereby represents and warrants to Assignee that:

           (a) Assignor is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Assignment and to consummate the transactions contemplated hereby. This Assignment is a valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

           (b) Assignor is the record and beneficial owner of all of the Assigned Interests, free and clear of any lien, claim, option, call, right of first refusal, charge, encumbrance, restriction on transfer (other than any restriction under the Securities Act of 1933, as amended, or state securities or "blue sky" laws) or other right of any other party. The Assigned Interests represent all of Assignor's ownership interest in the Partnership.

           (c) Assignor's execution and delivery of this Assignment, its performance of its obligations hereunder and its consummation and the validity of the transactions contemplated hereby do not require it to obtain any consent, approval or action of or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or regulatory body or judicial authority.

     6. REPRESENTATIONS OF ASSIGNEE. Assignee hereby represents and warrants to Assignor that:

           (a) Assignee is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Assignment and to consummate the transactions contemplated hereby. This Assignment is a valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

           (b) Assignee's execution and delivery of this Assignment, its performance of its obligations hereunder and its consummation and the validity of the transactions contemplated hereby do not require it to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or regulatory body or judicial authority.

     7. ASSUMPTION BY ASSIGNEE. Assignee hereby (i) accepts the Assigned Interests and all rights of Assignor under the Partnership Agreement in respect thereof and (ii) assumes (A) all of the liabilities of the Partnership as they relate to the Assigned Interests accruing on or after the date of this Assignment and (B) all obligations of Assignor under the Partnership Agreement in respect of the Assigned Interests, and agrees to be bound by the provisions thereof with respect thereto. In no event shall the liabilities assumed by Assignee include any federal or state income tax liabilities of Assignor relating to the Partnership or the Assigned Interests incurred or accrued, whether known or unknown, as of the date hereof.

     8. GUARANTOR. AMLI hereby confirms its agreement to act as guarantor of all of Assignee's payment obligations to Assignor under this Assignment.

     9. SALE OF COMMUNITY. For a period of two (2) years from the Effective Date, neither AMLI nor any of its Affiliates shall cause the Partnership to sell or otherwise dispose of the Community (other than with respect to any condemnation or other involuntary disposition).

     10. NO BROKERS. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Assignor or Assignee or any of their respective Affiliates in connection with this Assignment or the transactions contemplated hereby.

     11. FURTHER ASSURANCES. Each party, at its sole cost and expense, upon request of the other party, shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary to be done by such party to effectuate and confirm the assignment of the Assigned Interests.

     12.   MUTUAL RELEASE.

           (a) As of the Effective Date, except as explicitly provided in this Assignment or except where such liabilities arise from or are caused by the gross negligence, willful misconduct or fraud of Assignee, the Partnership, AMLI or their Affiliates, as the case may be, Assignor, on its behalf and on behalf of each of its Affiliates and each of their respective representatives, agents, successors, assigns, officers, directors, members, managers, employees and each of them (collectively, the "Assignor Parties") hereby irrevocably waives, releases and discharges, absolutely and forever, Assignee, the Partnership and AMLI and each of their Affiliates from any and all liabilities to Assignor or the other Assignor Parties of any kind and nature whatsoever (including in respect of any rights of contribution or indemnification) in respect of facts, events, circumstances or conditions occurring or arising prior to the Effective Date.

           (b) As of the Effective Date, except as explicitly provided in this Assignment or except where such liabilities arise from or are caused by the gross negligence, willful misconduct or fraud of Assignor or its Affiliates, as the case may be, each of Assignee, the Partnership and AMLI, on its behalf and on behalf of each of their respective Affiliates and each of their respective representatives, agents, successors, assigns, officers, directors, members, managers, employees and each of them (collectively, the "Assignee Parties") hereby irrevocably waives, releases and discharges, absolutely and forever, the Assignor and each of its Affiliates, from any and all liabilities to Assignee, the Partnership, AMLI or the other Assignee Parties of any kind and nature whatsoever (including in respect of any rights of contribution or indemnification) in respect of facts, events, circumstances or conditions occurring or arising prior to the Effective Date.

     13.   INDEMNIFICATION.

           (a) Assignee hereby agrees to indemnify and hold Assignor free and harmless from and against any and all actions, causes of action, or suits brought against it by third parties (each, a "Third Party Claim") for losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Damages") arising from any such Third Party Claim, incurred by Assignor as a result of or relating to Assignor's status as a limited partner of the Partnership, except to the extent such Damages are caused by the gross negligence, willful misconduct or fraud of Assignor.

           (b) Assignor shall give notice as promptly as practicable to Assignee of the assertion of any Third Party Claim; provided, that the failure of Assignor to give notice shall not relieve Assignee of its obligations under this Section 14 except to the extent (if any) that Assignee shall have been prejudiced thereby. Assignee may, at its election and own expense, upon notice to Assignor, assume the defense thereof. If Assignee assumes such defense, Assignor shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Assignee. Whether or not Assignee chooses to defend or prosecute any such Third Party Claim, each of the parties hereto shall cooperate in the defense or prosecution thereof.

     14. TAX MATTERS. Pursuant to Section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), the sale of the Assigned Interests pursuant to this Assignment will cause the Partnership to terminate for federal income tax purposes only on the Effective Date and the taxable year of the Partnership to end. AMLI shall (i) cause to be prepared all federal and state income and franchise tax returns of the Partnership for its taxable year ending on the Effective Date (the "Pre-Termination Tax Returns") and (ii) provide all such Pre-Termination Tax Returns to Assignor for its review and approval, which approval shall not be unreasonably withheld or delayed, at least 5 business days prior to the proposed filing date of such Pre-Termination Tax Returns. The costs of preparing the Pre-Termination Tax Returns shall be borne by the Partnership. AMLI shall continue to act as the "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code, of the Partnership for all taxable years of the Partnership ending on or prior to the Effective Date. AMLI shall promptly notify Assignor of any administrative or judicial tax proceeding with respect to any Pre-Termination Tax Returns of the Partnership. In its capacity as the tax matters partner of the Partnership, AMLI shall not (i) take any action which could have an adverse effect on Assignor without the prior written consent of Assignor, which consent shall not be unreasonably withheld or delayed, or (ii) refrain from taking any action, which failure to act could have an adverse effect on Assignor, without giving Assignor prompt and timely advance notice thereof and the opportunity to act Without limitation on the foregoing, AMLI shall not file or permit the Partnership to file any amended federal or state income or franchise tax return of the Partnership for any taxable year of the Partnership ending on or prior to the Effective Date, or make or revoke or permit the Partnership to make or revoke any tax election or other determination with respect thereto, without the prior written consent of Assignor, which consent shall not be unreasonably withheld or delayed. AMLI shall, and shall cause the Partnership (as constituted after the Effective
Date) to, cooperate fully with Assignor, to the extent reasonably requested by Assignor and at Assignor's cost and expense (only to the extent such cooperation with Assignor results in incremental costs and expenses to be incurred by AMLI and/or the Partnership), in connection with any audit, litigation or other tax proceeding involving Assignor with respect to any federal or state income or franchise tax return of the Partnership for any taxable year of the Partnership ending on or prior to the Effective Date.

     15. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and the respective heirs, legal representatives, successors and assigns of each.

     16. SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants, indemnities and agreements of the parties contained in this Assignment are the only such terms made or relied upon by the parties and shall survive the consummation of the transactions contemplated hereby.

     17. MODIFICATION AND WAIVER. No supplement, modification, waiver or termination of this Assignment or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     18. GOVERNING LAW. This Assignment shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within said State.

     19. RECOURSE TO AMLI. ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, NO PERSONAL LIABILITY OR PERSONAL DEFICIENCY JUDGMENT SHALL BE ASSERTED OR ENFORCED AGAINST ANY PARTNERS OF AMLI AGAINST THE TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, SHAREHOLDERS OR PRINCIPALS OF SUCH PARTNERS, OR AGAINST THE ASSETS OF ANY SUCH PARTIES FOR PAYMENT OF ANY AMOUNT HEREUNDER OR FOR OBSERVANCE OR PERFORMANCE OF ANY OF THE OBLIGATIONS OF AMLI, ASSIGNEE OR THE PARTNERSHIP. NOTHING CONTAINED ABOVE SHALL LIMIT THE REMEDIES AGAINST ANY PERSON FOR SUCH PERSON'S FRAUD OR INTENTIONAL MISCONDUCT, IN WHICH EVENT SUCH REMEDIES SHALL BE DETERMINED BY APPLICABLE LAW.

                         *    *    *    *    *

     IN WITNESS WHEREOF, this Assignment is executed as of the day and year first above written.


                      ASSIGNOR:
                      --------

                      ERI REGENTS CREST, INC.


                      By:   /s/ Hugh Scott
                            ------------------------------
                            Name:  Hugh Scott
                            Title: President



                      ASSIGNEE:
                      --------

                      AMLI RESIDENTIAL PROPERTIES, LLC

                      By:   AMLI Residential Properties, L.P.,
                            Its managing member

                            By:   AMLI Residential Properties Trust,
                                  Its general partner


                                  By:  /s/ Fred Shapiro
                                       ------------------------------
                                       Name:  Fred Shapiro
                                       Title: Senior Vice President



                      For purposes of Section 12(b) only:
                      ----------------------------------

                      AMLI AT REGENTS CREST, L.P.

                      By:   AMLI Residential Properties, L.P.,
                            Its general partner

                            By:   AMLI Residential Properties Trust,
                                  Its general partner


                                  By:
                                       ------------------------------
                                       Name:  Fred Shapiro
                                       Title: Senior Vice President

                      For purposes of Sections 4(a)(2), 8, 9, 12(b)
                      and 14 only:
                      ----------------------------------------------

                      AMLI RESIDENTIAL PROPERTIES, L.P.

                      By:   AMLI Residential Properties Trust
                            Its general partner

                            By:   AMLI Residential Properties Trust,
                                  Its general partner


                                  By:  /s/ Fred Shapiro
                                       ------------------------------
                                       Name:  Fred Shapiro
                                       Title: Senior Vice President

                              SCHEDULE A

                     Calculation of Purchase Price



     Partnership Value                                 $38,650,000

     LESS: Partnership debt                             14,632,275

         Adjusted Partnership Value                    $24,017,725

     Assignor's percentage interest                            75%

     Value of Assignor's partnership interest          $18,013,294

     LESS: Assignor's share of unpaid real estate
       taxes accrued by the Partnership and relating
       to all periods prior to the Effective Date (1)  $   187,134

     Purchase Price to be paid to Assignor by
       Assignee on the Effective Date                  $17,826,160


     (1) This amount reflects the Assignor's pro rata portion of the Partnership's estimated real estate taxes for all periods prior to the Effective Date and which the Partnership has not yet paid as of the Effective Date. Because the Partnership makes distributions to its partners on a cash basis, this amount reflects the excess distributions received by Assignor from the Partnership as a result of non-payment of the taxes. The Purchase Price is, therefore, reduced by this amount. A final proration of the real estate taxes will be completed in accordance with Section 4 of the Assignment upon receipt by the Partnership of the final tax bill.